Exhibit 99.1

ServiceSource International, Inc. Announces Proposed $120 Million Offering of Convertible Senior Notes Due 2018

San Francisco, CA - August 6, 2013 - ServiceSource International, Inc. (NASDAQ: SREV) today announced its intention to offer, subject to market conditions and other factors, $120 million aggregate principal amount of convertible senior notes due 2018 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Act"). ServiceSource also expects to grant the initial purchasers of the notes a 30-day option to purchase up to an additional $20 million aggregate principal amount of the notes to cover over-allotments, if any.

The notes will be unsecured, senior obligations of ServiceSource, and interest will be payable semi-annually. Prior to February 1, 2018, the notes will be convertible at the option of the note holders only upon the occurrence of specified events and during certain periods; thereafter until maturity the notes will be convertible at the option of the noteholders at any time. Upon conversion, the notes will be settled in cash, shares of ServiceSource's common stock or any combination thereof at ServiceSource's option. Final terms of the notes, including the interest rate, initial conversion rate and other terms, will be determined by negotiations between ServiceSource and the initial purchasers of the notes.

In connection with the offering of the notes, ServiceSource expects to enter into privately-negotiated convertible note hedge transactions with one or more financial institutions, which may include one or more of the initial purchasers or their respective affiliates (the "hedge counterparties"). The convertible note hedge transactions are expected generally, but not guaranteed, to reduce the potential dilution to ServiceSource's common stock and/or offset the cash payments ServiceSource is required to make in excess of the principal amount in the event that the market price of ServiceSource's common stock is greater than the strike price of the convertible note hedge transactions, in each case, upon conversion of the notes. ServiceSource also expects to enter into privately- negotiated warrant transactions with the hedge counterparties. The warrant transactions could separately have a dilutive effect if the market price of the Company's common stock exceeds the strike price of the warrant transactions, unless the Company elects, subject to certain conditions, to settle the warrant transactions in cash.

ServiceSource has been advised by the hedge counterparties that in connection with establishing their initial hedge of the convertible note hedge transactions and warrant transactions, the hedge counterparties and/or their respective affiliates may enter into various derivative transactions with respect to ServiceSource's common stock and/or purchase shares of ServiceSource's common stock in privately-negotiated transactions and/or open market transactions concurrently with, or shortly after, the pricing of the notes. These activities could have the effect of increasing or preventing a decline in the price of ServiceSource's common stock at that time. In addition, ServiceSource has been advised by the hedge counterparties that the hedge counterparties and/or their respective affiliates may modify their hedge positions from time to time following the pricing of the notes and prior to the maturity of the notes (and are particularly likely to do so during any observation period relating to a conversion of the notes) by entering into or unwinding derivative transactions with respect to ServiceSource's common stock and/or by purchasing or selling shares of ServiceSource's common stock or the notes in secondary market transactions. This activity could also have the effect of increasing, or preventing a decline (or reducing the size of any decline) in, the market price of ServiceSource's common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

ServiceSource expects to use a portion of the net proceeds of the offering of the notes for the cost of the convertible note hedge transactions after such cost is partially offset by the proceeds of the warrant transactions described above, and to use the remaining proceeds for general corporate purposes, including working capital, capital expenditures, potential acquisitions and strategic transactions.

The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Act. Neither the notes nor the shares of ServiceSource's common stock issuable upon conversion of the notes, if any, have been registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

###